Exhibit 31.2

Certification of Chief Financial Officer pursuant to Item 601(b)(31) of Regulation S-K, as adopted pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Henry Sun, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Highpower International, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2012

/s/ Henry Sun
Henry Sun
Chief Financial Officer
(Principal Financial Officer)